Attachment C

REGISTRATION RIGHTS AGREEMENT

This is a Registration Rights Agreement (“Agreement”) dated as of October 26, 2007, by and among Almost Family, Inc., a Delaware corporation (“Company”), and Quality of Life Holdings, Inc., a Florida corporation ("Holder").

Recitals

A.      Holder holds shares of Company’s Common Stock issued pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated October 23, 2007, among Almost Family, Inc., Caretenders Visiting Services of Hernando, LLC, Caretenders Visiting Services of Pinellas County, LLC, Mederi Caretenders VS of Tampa, LLC, Quality of Life Holdings, Inc., Quality of Life Home Health Services, Inc., Quality of Life Home Health Services of Hillsborough, Inc., Quality of Life Homecare of Hernando, Inc., Michael Moses, James Heenan and Rosalind M. Heenan; and

B.        Pursuant to the Purchase Agreement, Company covenanted to grant Holder certain piggyback registration rights

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. Definitions. For purposes of this Agreement:

1.1       "Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any partner, officer, director, manager, shareholder or employee of such Person.

1.2       “Common Stock” means shares of Company’s common stock, par value $0.10 per share.

1.3       “Damages” means any loss, claim, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

.4

1.5.      “Excluded Registration” means a registration relating either to the sale of securities to employees of Company pursuant to a stock option, stock purchase, or similar plan or to an SEC Rule 145 transaction; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6	“GAAP” means generally accepted accounting principles in the United States.

1.7       “Health Management Registrable Securities” means the shares of Common Stock subject to registration in accordance with the Registration Rights Agreement dated as of December 3, 2006 between Company and Health Management Consultants, Inc.

1.8       “Holder” means Qualify of Life Holdings, Inc. and any transferee holding Registrable Securities in accordance with paragraph 2.10.

1.9       “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.10     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.11     “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.12     “Registrable Securities” means (i) Common Stock issued pursuant to paragraph 2.1(a) of the Purchase Agreement and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under paragraph 2 are not assigned or any shares for which registration rights have terminated pursuant to paragraph 2.11.

1.13     “Registrable Securities then outstanding” means the number of shares determined by adding Common Stock outstanding and Common Stock issuable pursuant to then exercisable or convertible securities that are Registrable Securities.

1.14     “Restricted Securities” means the securities of Company required to bear the legend set forth in paragraph 2.10(b).

1.15	“SEC” means the Securities and Exchange Commission.

1.16     “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.17     “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

1.18     “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.19     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.20     “Selling Expenses” means all underwriting discounts, selling commissions, stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except as may be provided in paragraph 2.5.

2.	Registration Rights. Company covenants and agrees as follows:

2.1       Company Registration. If Company proposes to register (including, for this purpose, a registration effected by Company for stockholders other than Holder) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), Company shall, at such time, promptly give each Holder notice of such registration. Upon the written request of each Holder given within twenty (20) days after such notice is given by Company, Company shall, subject to the provisions of paragraph 2.1, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. Company shall have the absolute right in its sole discretion to postpone, terminate or withdraw any registration initiated by it under this paragraph 2.1, whether or not any Holder has elected to include Registrable Securities in such registration. Upon delivery of a written request that Registrable Securities be included in a registration, Holder may not thereafter elect to withdraw therefrom without the written consent of Company. The expenses of such withdrawn registration shall be borne by Company in accordance with paragraph 2.5. Notwithstanding anything in this Agreement to the contrary, (i) to the extent Registrable Securities are included in a registration statement to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, no Holder may actually sell any Registrable Securities unless Company is also concurrently selling shares of Common Stock pursuant to such registration statement, and (ii) Holder may include its Registrable Securities in any registration statement only to the extent that the inclusion of such securities will not reduce the number of the Health Management Registrable Securities that may be included in such registration.

2.2       Underwriting Requirements. In connection with any offering involving an underwriting of shares of Company’s capital stock pursuant to paragraph 2.1, Company shall not be required to include any of Holder’s Registrable Securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and Company in their sole discretion determine will not jeopardize the success of the offering. If the number of securities to be sold in the registration is so limited, the number of shares that are entitled to be included in the registration will be allocated in the following priority: (i) first, securities to be sold by Company, (ii) second, securities to be sold which are Health Management Registrable Securities, and (iii) third, securities to be sold which are Registrable Securities and all other securities with registration rights pari passu with Registrable Securities (“Third Category”). If the underwriters determine that less than all of the securities in Third Category requested to be registered can be included in such offering, then Registrable Securities that are included in such offering shall be apportioned pro rata among the selling holders based on the number of shares held on the date of Company’s notice of registration in accordance with paragraph 2.1 by all Third Category selling holders or in such other proportions as shall mutually be agreed to by all such selling holders. For purposes of the provision in this paragraph 2.2 concerning apportionment, for any selling stockholder that is a partnership, limited liability company, or corporation, the partners, retired partners, members, retired members, stockholders, and Affiliates of such holder, or the estates and Immediate Family Members of any such partners, retired partners, members, retired members, stockholders and Affiliates, and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling holder,” and any pro rata reduction with respect to such “selling holder” shall be based upon the aggregate number of shares owned by all Persons included in such “selling holder,” as defined in this sentence.

2.3       Obligations of Company. Whenever required under this paragraph 2 to effect the registration of any Registrable Securities, Company shall, as expeditiously as reasonably possible:

(a)       prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective upon Company’s determination in its sole discretion;

(b)       prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)       furnish to the selling Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Holder may reasonably request in order to facilitate its disposition of their Registrable Securities;

(d)       use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holder; provided that Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)       in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)        use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by Company are then listed;

(g)       promptly make available for inspection by the selling Holder, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holder, all financial and other records, pertinent corporate documents, and properties of Company, and cause Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement;

(h)       notify each selling Holder, promptly after Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(i)        after such registration statement becomes effective, notify each selling Holder of any request by the SEC that Company amend or supplement such registration statement or prospectus.

2.4       Furnish Information. It shall be a condition precedent to the obligations of Company to take any action pursuant to this paragraph 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities. Any selling Holder shall promptly notify Company of any changes in the information set forth in the registration statement regarding such Holder or its plan of distribution.

2.5       Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to paragraph 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for Company, shall be borne and paid by Company. All Selling Expenses relating to Registrable Securities registered pursuant to this paragraph 2 shall be borne and paid by Holder pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.6       Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration contemplated in this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this paragraph 2.

2.7       Indemnification. If any Registrable Securities are included in a registration statement under this paragraph 2:

(a)       To the extent permitted by law, Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this paragraph 2.7(a) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of Company, which consent shall not be unreasonably withheld, nor shall Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)       To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Company within the meaning of the Securities Act, legal counsel and accountants for Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any investigation or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this paragraph 2.7(b) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this paragraph 2.7(b) exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)       Promptly after receipt by an indemnified party under this paragraph 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d)       The foregoing indemnity agreements of Company and the selling Holder are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e)       To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this paragraph 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this paragraph 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this paragraph 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the each of indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this paragraph 2.7(e), when combined with the amounts paid or payable by such Holder pursuant to paragraph 2.7(b), exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(f)        Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)       Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of Company and Holder under this paragraph 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this paragraph 2, and otherwise shall survive the termination of this Agreement.

2.8       Subsequent Registration Rights. From and after the date of this Agreement, Company may grant registration rights to other Persons without the prior consent of any Holder upon substantially the same terms as set forth herein. These registration rights will be pari passu with those contained herein for the Registrable Securities.

2.9       Assignment of Registration Rights. The rights to cause Company to register Registrable Securities pursuant to this paragraph 2 may be assigned (but only with all related obligations) by a Holder to a transferee of such Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder; or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; provided, however, that (x) Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred, and (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

2.10	Restrictions on Transfer.

(a)       The Registrable Securities shall not be sold, pledged, or otherwise transferred, and Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement and as contemplated in the Purchase Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act; provided, however, that, subject to the conditions specified in the Purchase Agreement, the Registrable Securities may be sold, pledged, or otherwise transferred (i) in any transaction in compliance with Rule 144 or (ii) in any transaction in which the Registrable Securities, as applicable, are sold, pledged or otherwise transferred to an Affiliate for no consideration. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)       Each certificate representing (i) the Registrable Securities, and (ii) any other securities issued in respect of such securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of paragraph 2.10(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Holder consents to Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this paragraph 2.10.

(c)       The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this paragraph 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, Holder thereof shall give notice to Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to Company, addressed to Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by Holder to Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in paragraph 2.10(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.11     Termination of Registration Rights. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to paragraph 2.1 shall terminate (i) upon the date when all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144(k) or (ii) if Company effects any merger, consolidation or reorganization in which Company is not the surviving corporation, then upon the date of consummation of such transaction if Holder of Registrable Securities is entitled to receive in exchange therefor (a) cash or (b) securities of the acquiring entity which may be immediately sold to the public without registration under the Securities Act.

2.12     Confidentiality. Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in Company) any confidential information obtained from Company pursuant to the terms of this Agreement (including notice of Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this paragraph 2.12 by such Holder), (b) is or has been independently developed or conceived by Holder without use of Company’s confidential information, or (c) is or has been made known or disclosed to Holder by a third party without a breach of any obligation of confidentiality such third party may have to Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this paragraph 2.12; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that Holder promptly notifies Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.	Miscellaneous

3.1       Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its principles of conflicts of laws.

3.3       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4       Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5       Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature page or Schedule A hereto, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this paragraph 3.5. If notice is given to Company, a copy shall also be sent to Frost Brown Todd LLC, 400 West Market Street, 32nd Floor, Louisville, Kentucky 40202-3363, Attn: Scott W. Dolson.

3.6       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Company and Holder of 65% of the Registrable Securities then outstanding; provided that Company may in its sole discretion waive compliance with paragraph 2.10(c). Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this paragraph 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7       Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8       Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.9       Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Kentucky and to the jurisdiction of the United States District Court for the Western District of the Commonwealth of Kentucky for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Kentucky or the United States District Court for the Western District of the Commonwealth of Kentucky, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Western District of the Commonwealth of Kentucky or any court of the Commonwealth of Kentucky having subject matter jurisdiction.

3.10     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALMOST FAMILY, INC.

By:	/s/ P. Todd Lyles
P. Todd Lyles, Senior Vice President
Address:	9510 Ormsby Station Road, Suite 300
Louisville, Kentucky 40223
Telephone No.:	(502) 891-1037
Fax No.:	(502) 891-8067

QUALITY OF LIFE HOLDINGS, INC.

By:	/s/ Michael Moses
Michael Moses
Title:	President
Address:	7235 Bryan Dairy Road
Largo, Florida 33777
Fax No.:	(727) 547-1197
EIN:	(omitted)